EXHIBIT 24
LIMITED POWER OF ATTORNEY
FOR SECTION 16(a) REPORTING

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Charles H. Murphy, Damian W. Olthoff and Scott
Cook, and each of them, as the undersigned,s true and lawful attorney-in-fact the (Attorney in Fact), with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned,s name, place and stead, in any and all capacities to:

	1.	prepare, execute and file with the Securities and Exchange Commission, any national securities exchange or securities quotation system and PROS
Holdings, Inc. (the Company) any and all reports (including any amendment thereto) of the undersigned required or considered advisable under Section
16(a) of the Securities Exchange Act of 1934 (the Exchange Act) and the rules and regulations thereunder, with respect to the equity securities of the
Company, including Forms 3, 4 and 5; and

	2.	obtain, as the undersigned,s representative and on the undersigned,s behalf, information regarding transactions in the Company,s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the
Attorney in Fact.

	The undersigned acknowledges that:

	1.	this Limited Power of Attorney authorizes, but does not require, the
Attorney in Fact to act at his or her discretion on information provided to such Attorney in Fact without independent verification of such information;

	2.	any documents prepared or executed by the Attorney in Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney in Fact, in his or her discretion, deems necessary or desirable;

	3.	neither the Company nor the Attorney in Fact assumes any liability for the undersigned,s responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

	4.	this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned,s obligations under Section
16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.

	The undersigned hereby grants to the Attorney in Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney in Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

	This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned,s transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney in Fact.

	This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of Delaware without regard to conflict of law principles.

	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of February 3, 2014.


Signature:

_s_ D. Blair Crump




Print Name:

D. Blair Crump